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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) April 14, 2000
                                                 --------------

                                      UICI
             (Exact name of registrant as specified in its charter)

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
                  Delaware                               0-14320               75-2044750
---------------------------------------------       ----------------       ------------------
(State or other jurisdiction of incorporation       (Commission File          (IRS Employer
              or organization)                          Number)            Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                       75244
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  (Address of principal executive offices)                                      (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
                                                     --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

        On April 14, 2000, UICI announced that its previously-announced acquisition of HealthPlan Services Corporation has been terminated by mutual agreement. On February 18, 2000, UICI and HPS entered into an amended merger agreement, which contemplated the acquisition by UICI of all outstanding common stock of HPS for convertible preferred securities valued at $8.75 per HPS share, or approximately $120 million in the aggregate. Completion of the acquisition was subject to several conditions, including UICI's obtaining the consent of HPS' lenders. UICI has been unable to obtain the required consents, and as a result UICI and HPS have mutually agreed to terminate the transaction.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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

Exhibit                                                                        Page
Number                    Description of Exhibit                               Number
-------                   ----------------------                               ------

99.1 Press release announcing termination of merger agreement with HealthPlan Services Corporation
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           UICI
                                        -----------
                                        (Registrant)

Date  April 19, 2000                By /s/ Gregory T. Mutz
     ----------------                  ----------------------------------------
                                           Gregory T. Mutz
                                           President and Chief Executive Officer


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